                                                           Exhibit 10.18


                             SAGENT TECHNOLOGY INC.

                           SOFTWARE LICENSE AGREEMENT

[LOGO]

AGREEMENT by and between Sagent Technology, Inc. ("Sagent") located at 2225
E. Bayshore Rd., Suite 100, Palo Alto, California 94303, and
USINTERNETWORKING, INC. 175 Admiral Cochrane Drive, Annapolis, MD 21401 including its subsidiaries and affiliates (the "Licensee").

    Licensee is in the business of developing software and hardware solutions which it leases to customers. Sagent agrees to license its Software to Licensee to permit Licensee to develop applications and lease the applications to Licensee's customers.

Accordingly, the parties agree as follows:

1. LICENSE

In accordance with the terms herein, Sagent grants to Licensee, and Licensee accepts from Sagent, a perpetual non-exclusive and non-transferable license to use the current object code version of Sagent's Software. Licensee may install the Software for the number specified in the description of the Software attached as Schedule A.

Under this license, Licensee is permitted to use the Software for which a license fee has been paid as follows:

a. Develop application portfolios or stand-alone applications and use the Software for Licensee's own use; and

b. Develop applications and lease the Software to Licensee's customers for customer's use provided that the object code to the Software remains under Licensee's possession at all times and Licensee requires its customers to agree to enduser license terms that reflect the rights and restriction of terms of this agreement.

c. Licensee may physically transfer the Software to other hardware systems for the same customer provided the Software is only used on one computer, network node or server at a time.

d. Once Licensee puts a particular module into production for a customer, that particular module is fungible in that it can be assigned to another customer subject to the following restrictions:

   (i) Only four configurations may be assigned to another customer. The four configurations may only be assigned once.

   (ii) Fungibility applies only where the lease between Licensee and its customer is terminated due to: 1) Licensee's customer has breached a lease related to the Software with Licensee; 2) Licensee's customer has filed for bankruptcy; or 3) at the end of the 36 month lease term.

Licensee's use is restricted so that Licensee may not:

a. Reveal bench mark tests;
b. Decompile, disassemble, reverse engineer the Software;
c. Create a derivative work of the Software;
d. Use the Software by more than the number of concurrent users that have been licensed; or
c. Develop applications or lease the Software to more than one customer

2. COPIES

The license(s) granted herein include(s) the right to copy the Software to use the Software as specified in Schedule "A" pursuant to this license and for archival and back-up only. In order to protect Sagent's copyrights in the Software, Licensee agrees to reproduce and incorporate Sagent's copyright notice in any copy, modifications or partial copy.

3. PRICE AND PAYMENT

Licensee shall make payment to Sagent for the Software license pursuant to the fees and payment terms set forth in Schedule A.

4. SOFTWARE OWNERSHIP

----------------------
  [CONFIDENTIAL TREATMENT] means that certain confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.

Sagent represents that it has all rights required to licensee the Software and all portions thereof and to grant Licensee the license.

5. OTHER SERVICES

Sagent may provide Licensee with consulting services, software maintenance, and technical support through separate agreements.

6. TITLE TO SOFTWARE SYSTEMS

The Software and all copies thereof are proprietary to Sagent and title thereto remains with Sagent. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software or any modifications or derivative works belong to and shall remain in Sagent. Licensee shall not sell, transfer, publish, or otherwise make available the Software or copies thereof to others. Licensee agrees to secure and protect each module, software product, documentation and copies thereof in a manner consistent with the maintenance of Sagent's rights therein and to take appropriate action by instruction or agreement with its employees or consultants who are permitted access to each program or software product to satisfy its obligations hereunder. All copies made by the Licensee of the Software and other programs developed hereunder, including translations, compilations, partial copies with modifications and updated works, are the property of Sagent. Violation of any provision of this paragraph shall be the basis for immediate termination of this License Agreement.

7. CONFIDENTIALITY

Each party agrees to afford the other party's Proprietary Information the same degree of protection against unauthorized use or disclosure as each party normally provides for its Proprietary Information, provided that each party's obligation shall not apply to information which:

     i) Is known to the receiving party at the time of disclosure by the disclosing party;

    ii) Is now or hereafter in the public domain through no fault of the receiving party;

   iii) Is developed independently by the receiving party; and

    iv) Is generally known or available from third parties without restriction; and

The term "Proprietary Information" means documented information or software which at the time of its disclosure to the receiving party is identified as Proprietary by an appropriate stamp or legend.

8. WARRANTY

(a) Sagent warrants that Software will conform, as to all substantial operational features, to Sagent's current published specifications when installed and will be free of defects which substantially affect system performance.

(b) The Licensee must notify Sagent in writing within ninety (90) days of delivery of the Software to the Licensee (not including delivery of any subsequent modifications to the Software), of its claim of any such defect. If the Software is found defective by Sagent, Sagent's sole obligation under this warranty is to use reasonable commercial efforts to attempt to correct or work around errors, and if the errors cannot be corrected, Sagent will, at no extra cost to the Licensee, replace defective media or replace the Software with functionally equivalent Software.

(c) Sagent warrants that the Software shall not cause erroneous date calculations due to miscalculations by the Software as a result of the year 2000 date change. Sagent further warrants that the Software includes the ability to manage and manipulate all data involving dates or date fields which include indication of century to ensure year 2000 compatibility.

(d) THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY SAGENT. TO THE EXTENT PERMITTED BY LAW, SAGENT MAKES AND LICENSEE RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SAGENT SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF SAGENT FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE

    DELIVERY, USE, OR PERFORMANCE OF
    THE SOFTWARE SYSTEMS.

(e) If any modifications are made to the Software by Licensee during the warranty period, this warranty shall immediately be terminated. Correction for difficulties or defects traceable to Licensee's errors or systems changes shall be billed at Sagent's standard time and material charges.

(f) Licensee agrees that Sagent's liability arising out of contract, negligence, strict liability in tort or warranty shall not exceed any amounts payable by Licensee for the Software identified above.

9. INDEMNITY

Sagent, at its own expense, will defend any action brought against Licensee to the extent that it is based on a claim that any software system used within the scope of this License Agreement infringes any U.S. patents, copyrights, license or other property right, provided that Sagent is given reasonable notice in writing of such claim. Sagent shall have the right to control with Licensee the defense of all such claims, lawsuits and other proceedings. In no event shall Licensee settle any such claim, lawsuit or proceeding without Sagent's prior written approval.

If, as a result of any claim of infringement against any patent, copyright, license or other property right, Sagent is enjoined from using the Software, or if Sagent believes that the Software is likely to become the subject of a claim of infringement, Sagent at its option and expense may procure the right for Licensee to continue to use the Software, or replace or modify the Software so as to make it non-infringing. If neither of these two options is reasonably practicable Sagent may discontinue the license granted herein on one month's written notice and refund to Licensee the unused portion of the license fees hereunder. The foregoing states the entire liability of Sagent with respect to infringement of any copyrights or patents by the Software or any parts thereof.

10. TERMINATION

Unless otherwise terminated earlier by Sagent's breach of this agreement, Licensee may terminate this agreement at any time provided payment in full has been made and Licensee returns the original and all copies of Software to Sagent.

Sagent shall have the right to terminate this agreement and license(s) granted herein:

(a) Upon ten days' written notice in the event that Licensee, its officers or employees violates any provision of this License Agreement including, but not limited to, confidentiality and payment.

(b) In the event of termination by reason of the Licensee's failure to comply with any part of this agreement, or upon any act which shall give rise to Sagent's right to terminate, Sagent shall have the right, at any time, to terminate the license(s) and upon 5 days prior written notice, take possession of the Software and documentation and all copies wherever located. Within five (5) days after termination of the license(s), Licensee will return to Sagent the Software in the form provided by Sagent or as modified by the Licensee, or upon request by Sagent to destroy the Software and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve Licensee of its obligations regarding confidentiality of the Software.

(c) Without limiting any of the above provisions, in the event of termination as a result of the Licensee's failure to comply with any of its obligations under this License Agreement, the Licensee shall continue to be obligated for any payments due. Termination of the license shall be in addition to and not in lieu of any equitable remedies available to Sagent.

(d) Software sublicenses properly granted and paid for prior to termination will also remain in effect according to their terms.

11. TAXES

Licensee shall, in addition to the other amounts payable under this License Agreement, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this License Agreement, exclusive of taxes based on Sagent's income. without limiting the foregoing, Licensee shall promptly pay to Sagent an amount equal to any such items actually paid, or required to be collected or paid by Sagent.

12. GENERAL

(a) Each party acknowledges that it has read this Agreement, it understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties. You are an independent contractor, not our agent, partner, franchisee, joint venture or employee. Waivers not given in writing may be revoked at any time without liability. Invalid provisions do not affect the enforceability of the others. We are entitled to injunctive relief for violations of our copyrights, trade secrets or other proprietary rights. We reserve all rights not granted specifically in this Agreement. All notices shall be in writing and in English and may be sent by cable, telecopy, or air mail, return receipt requested, sent to the attention of the Legal Department at the addresses first set forth above, and shall be deemed received as follows: cable and telecopy, 24 hours after transmission; and registered airmail, 5 business days after delivery to the postal authorities by the party serving notice.

(b) Dates or times by which Sagent is required to make performance under this license shall be postponed automatically to the extent that Sagent is prevented from meeting them by causes beyond its reasonable control.

(c) This Agreement and performance hereunder shall be governed by the laws of the State of California. Venue shall be in Santa Clara County, California.

(d) Licensee agrees that it is responsible for ensuring that any third party usage is in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, Licensee shall not lease the Software to the following competitors of Sagent:
      Ardent, Informatica, Broadbase, Gentia, Microstrategy, Information Advantage, Brio, Coguos, Business Objects.

(e) If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent deemed to be omitted.

(f) The Licensee may not assign or sub-license, without the prior written consent of Sagent, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part. A sale of substantially all of Licensee's assets to a third party or any transfer of more than 50% of the voting stock of Licensee to a third party shall not constitute an assignment under this license.

(g) The prevailing party in any action related to this agreement shall have the right to recover its reasonable expenses including attorney's fees.

(h) The waiver or failure of Sagent to exercise, in any respect, any right provided for herein shall not be deemed a waiver of any further right hereunder.

SAGENT TECHNOLOGY, INC.

Name:      /s/ THOMAS M. LOUNIBOS
     ---------------------------------------------
                  (Print)

Address:
        ------------------------------------------

Signature:      /s/ Thomas M. Lounibos
          ----------------------------------------

Title:         VP Sales
      --------------------------------------------

Date:          6/25/98
     ---------------------------------------------

Effective Date:
                ----------------------------------


USINTERNETWORKING, INC.

Name:         /s/ STEPHEN E. MCMANUS
     ---------------------------------------------
                     (Print)

Address:
        ------------------------------------------

Signature:         /s/ Stephen E. McManus
          ----------------------------------------

Title:            President
      --------------------------------------------

Date:             6/25/98
     ---------------------------------------------

                                  SCHEDULE A

1.  SOFTWARE DESCRIPTIONS

    Software means the following programs in object code and related online documentation:

    SAGENT DATA LOAD SERVER
      The Sagent Data Load Server performs processing for the extraction, transformation and loading of data into data marts. It is a high performance application server that has been designed from the ground up to exploit 32-bit, multi-threaded computing.

    SAGENT DATA ACCESS SERVER
      The Sagent Data Access Server performs processing for the delivery of information to users, whether they are accessing data via the Web or in a client/server environment. It is a high performance application server that has been designed from the ground up to exploit 32-bit, multi-threaded computing.

    SAGENT WEBLINK
      Sagent WebLink is a server-based application for giving Web users query, analysis and reporting capabilities.

    SAGENT ADMIN
      Sagent Admin is a client application that provides administrators the ability to manage user security and metadata.

    SAGENT AUTOMATION STUDIO (INCLUDES AUTOMATION SERVER AND AUTOMATION
    STUDIO
      SAGENT AUTOMATION SERVER
      Sagent Automation Server is a server-based application that performs powerful event-driven scheduler for automating and troubleshooting tasks.

      SAGENT AUTOMATION STUDIO
      Sagent Automation Studio is a client application for defining automation flows that will be executed by Sagent Automation Server.

    SAGENT POWER USER TOOL SUITE (INCLUDES DESIGN STUDIO, SAGENT ANALYSIS, SAGENT REPORTS)
      DESIGN STUDIO
      Sagent Design Studio is a client application that provides intuitive and powerful visual tools for defining metadata and data flow plans.

      SAGENT ANALYSIS
      Sagent Analysis is an Information Studio module that enables users to perform multi-dimensional analysis of data.

      SAGENT REPORTS
      Sagent Reports is an Information Studio module that enables users to develop sophisticated reports that includes information stored in data marts.

2.  SOFTWARE LICENSE FEES
      (a)  SOFTWARE CONFIGURATION
           This Software License Agreement and Schedule is for the purchase of twelve complete Software Configurations.

           Detailed below are the Software modules, including quantities and List Price, which comprise one Software Configuration.

           Qty.  Software Module                                   List Price
           ----  ---------------                                  ------------
           (1)   Sagent Data Load Server                        $[CONFIDENTIAL
                   (includes Administration and                     TREATMENT]
                    Design Studio)
           (1)   Sagent Data Access                              [CONFIDENTIAL
                   (includes Administration)                        TREATMENT]
           (1)   Sagent WebLink 2 CPU                            [CONFIDENTIAL
                   (includes Administration)                        TREATMENT]
           (1)   Sagent Automation Studio                        [CONFIDENTIAL
                                                                    TREATMENT]
           (4)   Power User Tools                                [CONFIDENTIAL
                   (includes Design, Analysis                       TREATMENT]
                    and Reporting)

           LIST PRICE PER SOFTWARE CONFIGURATION                $[CONFIDENTIAL
                                                                    TREATMENT]
           TOTAL LIST PRICE FOR 12 SOFTWARE CONFIGURATIONS      $[CONFIDENTIAL
                                                                    TREATMENT]

      (b)  LICENSE DISCOUNT SCHEDULE
           USI will receive a [CONFIDENTIAL TREATMENT] discount off the List Price of each Software Module included the Software Configuration for the full term of this Agreement.

           LIST PRICE PER SOFTWARE CONFIGURATION                 $[CONFIDENTIAL
                                                                    TREATMENT]

           DISCOUNTED PRICE PER SOFTWARE CONFIGURATIONS          $[CONFIDENTIAL
                                                                    TREATMENT]

           TOTAL DISCOUNTED PRICE FOR 12 SOFTWARE CONFIGURATION  $[CONFIDENTIAL
                                                                    TREATMENT]

      (c)  LICENSE PAYMENT SCHEDULE
           USI commits to full payment of [CONFIDENTIAL TREATMENT] for 12 Software Configurations based on the following payment schedule.

               Payment Date                                     Payment Amount
               ------------                                     --------------
               June 30, 1998                                     $[CONFIDENTIAL
                                                                    TREATMENT]
               September 1, 1998                                  [CONFIDENTIAL
                                                                    TREATMENT]
               December 1, 1998                                   [CONFIDENTIAL
                                                                    TREATMENT]

           All payments are non-refundable. Commitment to payment of full [CONFIDENTIAL TREATMENT] for 12 Software Configurations is irrevocable. Payment for purchase of additional Software modules and/or Software Configurations is Net 30 days.

      (d)  SHIPMENT SCHEDULE
           Sagent will ship the Software Configurations based on the following Shipment Schedule.

               Shipment Date               Quantity of Software Configurations
               -------------               -----------------------------------
               Prior to July 10, 1998                      6
               September 1, 1998                           3
               December 1, 1998                            3

               TOTAL CONFIGURATIONS                        12

    (e)  REPORTING AND RECORD KEEPING
         USI will make records and reports of Software installations and sublicenses. USI will make and keep, and give us not less than 10 days after the end of each calendar month, a complete and accurate report of the type, quantities and customer information for each copy of the Software which USI leases to its customers, including those of USI, and those of sublicensees and other customers. This report will also include the quantities of Software products purchased, the amount of such purchases, and the name and address of each sublicensee.

2.  MAINTENANCE AND SUPPORT SERVICES

    (a)  PLATINUM ANNUAL MAINTENANCE AND SUPPORT
         This Software License Agreement, Schedule A, and Exhibit B also serve as the purchase of Sagent's PLATINUM ANNUAL MAINTENANCE AND SUPPORT. The fee for Platinum Annual Maintenance and Support is [CONFIDENTIAL TREATMENT] and is renewable on an annual basis. The Platinum Annual Maintenance and Support Agreement is provided as Exhibit B to the Software License Agreement.

         USI will provide all customer support and pay Sagent an annual fee for each sale of such services USI makes to its customers for support of Software licenses. The annual fee will be [CONFIDENTIAL TREATMENT] of the Software List Price.

    (b)  PLATINUM ANNUAL MAINTENANCE AND SUPPORT PAYMENT SCHEDULE
         USI commits to full payment of [CONFIDENTIAL TREATMENT] for Platinum Annual Maintenance and Support based on the following payment schedule.

               Payment Date                                    Payment Amount
               ------------                                     --------------
               June 30, 1998                                    $[CONFIDENTIAL
                                                                    TREATMENT]
               September 1, 1998                                $[CONFIDENTIAL
                                                                    TREATMENT]

          All payments are non-refundable. Commitment to payment of full [CONFIDENTIAL TREATMENT] for Platinum Annual Maintenance and Support is irrevocable.

    (c)   GENERAL TERMS
          Sagent's support programs are subject to change from time to time upon 30 days prior written notice from Sagent to Licensee. However, in no event shall the changes made by Sagent result in diminished support from the level of support set forth in Exhibit B.

          Notwithstanding anything to the contrary set forth elsewhere in this Agreement, USI shall provide Maintenance and Support Services to all of its Customers as set forth in Sections 1(a) and 1(b) below. USI may require their Customers to provide their own First-Line Support; however, in no event shall Sagent by responsible for First-Line or Second-Line Support. Subject to USI's payment of Platinum Annual Maintenance and Support Fees set forth in this Schedule, Sagent shall provide Third-Line Support to USI in accordance with Section 1(c) below. USI shall be responsible for all support related to any of its offerings related to the Programs.

          (a) FIRST-LINE SUPPORT. USI shall either (1) provide First-Line Support to all of its customers of the Licensed Software or
               (2) inform its customers that they must provide their own First-Line Support. First-Line Support means direct technical support of Licensed Software, including but not limited to
               (a) a direct response to User inquiries concerning the performance, functionality or operation of the Licensed Software, (b) a direct response to reported problems or performance deficiencies with the Licensed

               Software, (c) a diagnosis of problems or performance deficiencies of the Licensed Software, and (d) a resolution of problems or performance deficiencies of the Licensed Software. First-line Support shall include the provision of telephone and other appropriate contact points so that USI's customers may contact USI regarding technical and support questions and other problems regarding use of the Licensed Software. USI shall inform its customers that if, after using its reasonable commercial efforts, the customers are not able to answer a support question or to correct a reported problem in the Licensed Software, the customers may contact USI for Second-Line Support, as provided below.

          (b) SECOND-LINE SUPPORT. USI will offer second line support ("Second-Line Support") to its customers in the form of web-based and telephone and other support at least at the level of Second Line Support described in Sagent's then current Maintenance and Support Services Policy. Sagent reserves the right to alter such policies from time to time, in its reasonable discretion, on ninety (90) days' prior notice to USI. USI shall provide its customers, as a part of Second-Line Support, any and all Updates that Sagent provides to USI.

          (c) THIRD-LINE SUPPORT. In consideration for the payment of fees for Maintenance Services Fees set forth in this Schedule, Sagent shall provide USI third line support ("Third-Line Support") for the Licensed Software in accordance with Sagent's then current Maintenance and Support Services Policy. Third-Line Support shall include web-based and telephone support to respond to questions that are due solely to the failure of the Licensed Software to perform in any material respect the functions described in the Documentation when operated on a Supported Platform. Before requesting Third-Line Support, USI shall use reasonable commercial efforts to resolve support questions and to correct reported problems in the Licensed Software and to ensure that the issue is not related to any other part of USI's or User's implementation. If USI requests Sagent to provide services at a User site or at USI's site, USI agrees to pay Sagent for such services in accordance with Sagent's list prices for such services as of the date such services are delivered and to reimburse Sagent for all its reasonable out-of-pocket expenses, including travel and accommodations, in providing such services.

3.  TRAINING

USI, in order to be certified to perform sales, marketing and implementation/integration of Sagent Software will assign a group of sales, technical and support personnel to attend a two-week certification class as taught by Sagent Professional Services at a mutually agreed upon location.

The list price for each two-week certification course is [CONFIDENTIAL TREATMENT] USD. USI will receive a [CONFIDENTIAL TREATMENT] discount on each two-week certification course, for a discounted fee of [CONFIDENTIAL TREATMENT] per course. USI commits to purchase of (3) two-week certification courses for a total of [CONFIDENTIAL TREATMENT].

Travel and expenses of Sagent trainers and consultants is not included in the price of the course and will be the responsibility of USI. Each two-week certification course is not to exceed 12 students.

Additional training on competitive intelligence, new product releases and feature additions will be performed on an as needed basis as mutually agreed by Sagent and USI.

Sagent and USI shall separately negotiate the terms that will govern Sagent's provision of Training Services to Licensee's customers.

4. OTHER SERVICES
     MARKETING
       USI will vigorously market the Software [CONFIDENTIAL TREATMENT]
       USI will maintain at all times full-time, trained sales, marketing, technical and service staff, including at least one Sagent salesperson, one dedicated Sagent systems engineer, and one Sagent technical support engineer, and all appropriate equipment and software necessary to demonstrate the Software, provide training and support, attend sales events, and otherwise promote the software to end users.

       Sagent will participate in comprehensive, integrated branding and demand generation programs, as appropriate and within the constraints of its existing Marketing programs. Proposed activities include press releases and web-based marketing. Additional activities, including data warehouse trade show participation, joint seminars, advertising and collateral will be provided on an as available basis.

     MARKETING MATERIALS
       You may order marketing materials from us; there may be a standard charge for certain materials or quantities.

5. TERM
The pricing and services on this schedule shall remain in effect for one year from the Effective Date below unless otherwise terminated earlier. After the initial term, this Agreement and all attached Schedules and Exhibits can renew upon review of USI's business plan.

                                  EXHIBIT B

                   PLATINUM ANNUAL MAINTENANCE AND SUPPORT


               (remainder of this page intentionally left blank-
             Maintenance and Support Agreement begins on next page)

                        SAGENT TECHNOLOGY, INC.
[LOGO]                PLATINUM ANNUAL MAINTENANCE
                         AND SUPPORT AGREEMENT


Sagent Technology, Inc. ("Sagent") will provide the Support Services listed below for the Software and the two contacts ("Designated Contacts") named by Customer on page 3 of this agreement.

1.  SUPPORT

Sagent will establish and maintain an organization and process to provide support for the Software to Customer. Support shall include (i) diagnosis of problems or performance deficiencies of the Software and (ii) a resolution of the problem or performance deficiencies of the Software. Sagent will provide a toll-free phone software support number on a twenty-four (24) hour, seven
(7) day per week basis. In addition Sagent's Internet based support system is generally available seven (7) days a week, twenty-four (24) hours a day.

Sagent will use its best efforts to cure, as described below, reported and reproducible errors in the Software. Sagent utilizes the following four (4) severity levels to categorize reported problems:

SEVERITY 1 CRITICAL BUSINESS IMPACT

The impact of the reported deficiency is such that the customer is unable to either use the Software or reasonably continue work using the Software.
Sagent will commence work on resolving the deficiency within one (1) hour of notification and will engage staff until an acceptable resolution is achieved.

SEVERITY 2 SIGNIFICANT BUSINESS IMPACT

Important features of the Software are not working properly and there are no acceptable, alternative solutions. While other areas of the Software are not impacted, the reported deficiency has created a significant, negative impact on the Customer's productivity or service level. Sagent will commence work on resolving the deficiency within two (2) hours of notification until an acceptable resolution is achieved.

SEVERITY 3 SOME BUSINESS IMPACT

Important features of the Software are unavailable, but an alternative solution is available or non-essential features of the Software are unavailable with no alternative solution. The customer impact, regardless of product usage, is minimal loss of operational funtionality or implementation resources. Sagent will commence work on resolving the deficiency within one
(1) business day of notification and will engage staff during business hours until an acceptable resolution is achieved.

SEVERITY 4 MINIMAL BUSINESS IMPACT

Customer submits a Software information request, software enhancement or documentation clarification which has no operational impact. The implementation or use of the Software by the Customer is continuing and there is no negative impact on productivity. Sagent will provide an initial response regarding the request within one (1) business week.

The agreement is not intended as a consulting agreement for customer services. With respect to severity one (1) reported defficiencies, Sagent may, with the concurrence of the Customer, elect to send senior support or development staff to the Customer location to accelerate problem resolution. Sagent will be responsible for the costs associated with this escalated problem resolution if the problem is determined to be related to supported Software. If it is determined that the problem was not related to the supported Software, the Customer agrees to pay reasonable travel and lodging expenses in addition to Sagent's standard consulting rates. Travel time will be charged at consulting rates.

2.  MAINTENANCE

During the term of this agreement, Sagent Technology, Inc. will provide the Customer with copyrighted patches, updates, releases and new versions of the Software along with other generally available technical material. These maintenance materials including the Software may not be used to increase the licensed number of versions or copies of the Software. The Customer agrees not to use or transfer the prior version but to destroy or archive the prior version of the Software. all patches, updates, release and new versions shall be subject to the license agreement related to the Software.

3.  WARRANTY

Sagent will undertake all reasonable efforts to provide technical assistance under this agreement and to rectify or provide solutions to problems where the Software does not function as described in the Software documentation, but Sagent does not guarantee that the problems will be solved or that any item will be error-free. If the problems are not solved or the Software is not problem free, Sagent will replace the Software with functionally equivalent Software at no extra charge to Customer. This agreement is only applicable to Sagent Software running under the certified environments specified in the release notes for that product. Sagent will provide the Customer with substantially the same level of service throughout the term of this agreement. However, Sagent may from time to time and only upon reasonable notice to the Customer, discontinue Software products or versions and stop supporting Software products or versions one year after discontinuance, or otherwise discontinue any support service. EXCEPT AS REQUIRED BY LAW, THE FOLLOWING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR PROMISES TO CUSTOMER OR ANY THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUE, LAW, COURSE OF DEALING, CUSTOM AND PRACTICE OR TRADE USAGE. EXCEPT AS PROVIDED ABOVE, THE SERVICES AND MAINTENANCE ARE PROVIDES "AS IS". Sagent is not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if forseeable or if Customer has advised of such a claim. Our liability shall not exceed the fees that Customer has paid us for this agreement. Customer agrees that the pricing for the services would be substantially higher but for these limitations.

4.  TERM

This agreement shall start on the Effective Date stated below. This agreement shall run for a period of one (1) year from the Effective Date and shall automatically renew for consecutive one (1) year periods unless either party provides written notice of termination within sixty (60) days prior to the anniversary date of the Effective Date. Payment for each renewal term shall be due on the renewal date at our then current rates for the Software. This agreement may be terminated for non-payment or material breach. Fees paid or due are non-refundable unless Sagent has materially breached this agreement and has failed to cure the breach after 30 days written notice.

5.  GENERAL

(a) Each party acknowledges that it has read this Agreement, they understand the agreement and agree to be bound by its terms. Further, both parties agree that this is the complete and exclusive statement of the Agreement between the parities, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties. The Software and the use thereof is subject to the license agreement related to the Software.

(b) Times by which Sagent will perform under this agreement shall be postponed automatically to the extent that we are prevented from meeting them by acts of nature beyond reasonable control.

(c) This agreement and performance hereunder shall be governed by the laws of the State of California. Venue shall be in Santa Clara County, California.

(d) If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent, deemed to be omitted.

(e) Customer may not assign or sublicense without the prior written consent of Sagent, Customer's rights, duties or obligations under this Agreement to any person or entity, in whole or in part. A sale of substantially all of Licensee's assets to a third party or any transfer of more than 50% of the voting stock of Licensee to a third party shall not constitute an assignment under this license.

(f) The prevailing party in any action related to this agreement shall have the right to recover its reasonable expenses including attorney's fees.

The term "Software" as used in this agreement means:

Software Name, Version and Number of Copies

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Designated Contacts, full name followed by telephone number and e-mail address.

CONTACT 1

Name:
      -------------------------------------------------------------------------
Telephone #:
            -------------------------------------------------------------------
E-mail Address:
                ---------------------------------------------------------------


CONTACT 2

Name:
      -------------------------------------------------------------------------
Telephone #:
            -------------------------------------------------------------------
E-mail Address:
                ---------------------------------------------------------------


During the term of this agreement, the Customer may delete and add Designated Contacts by sending notification in writing on Customer's letter head and addressed to Sagent's Vice President of Operations. We may rely on such notice to make the change.


SAGENT TECHNOLOGY, INC.

Name:       THOMAS M. LOUNIBOS
      -------------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------
Signature:  /s/ THOMAS M. LOUNIBOS
           --------------------------------------------------------------------
Title:      V.P. SALES
       ------------------------------------------------------------------------
Date:       6/25/98
       ------------------------------------------------------------------------




USINTERNETWORKING, INC.


Name:       STEPHEN E. MCMANUS
      -------------------------------------------------------------------------
Address:    ONE USI PLAZA, ANNAPOLIS, MD
         ----------------------------------------------------------------------
Signature:  /s/ STEPHEN E. MCMANUS
           --------------------------------------------------------------------
Title:      PRESIDENT
       ------------------------------------------------------------------------
Date:       6/25/98
       ------------------------------------------------------------------------


The Effective Date of this agreement is:

                                    6/25/98
                                 -------------


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